EXHIBIT 32.1

CERTIFICATION OF GORDON L. STITT AS CHIEF EXECUTIVE OFFICER AND AS OFFICER

PERFORMING THE FUNCTIONS OF CHIEF FINANCIAL OFFICER, PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Extreme Networks, Inc. (the “Company”) on Form 10-Q for the period ended September 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gordon L. Stitt, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GORDON L. STITT

Gordon L. Stitt Chief Executive Officer November 7, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Extreme Networks, Inc., and will be retained by Extreme Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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